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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cannondale Corporation 1994 Emmployee Stock Purchase Plan of our report dated August 11, 1997, with respect to the consolidated financial statements and schedule of Cannondale Corporation and Subsidiaries included in its Annual Report (Form 10-K/A) for the year ended June 28, 1997, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

Stamford, Connecticut
November 20, 1997